UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2025

zSpace, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-42431	35-2284050
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(zip code)

(408) 498-4050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZSPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Convertible Note Financing

On April 10, 2025, zSpace, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company sold, and the Investor purchased, a senior secured convertible note issued by the Company (the “Note,” and such financing, the “Convertible Note Financing”) in the original principal amount of $13,978,495 (the “Principal Amount”), which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Convertible Note Financing closed on April 11, 2025 (the “Closing Date”).

The gross proceeds to the Company from the Convertible Note Financing, prior to the payment of legal fees and transaction expenses, was $13,000,000. Subject to the satisfaction of certain conditions contained in the Securities Purchase Agreement, the Company may issue an additional Note to the Investor in the principal amount of $7,526,882 (for additional gross proceeds of $7,000,000). The Company intends to use the net proceeds from the Convertible Note Financing to repay existing debt and for working capital and general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Investor.

Description of the Note

The Note was issued with an original issue discount of 7.0% and accrues interest at a rate of 6.0% per annum. The Note matures on April 11, 2027 (the “Maturity Date”), unless extended pursuant to the terms thereof. Interest on the Note is guaranteed through the Maturity Date regardless of whether the Note is earlier converted or redeemed. The Note is secured by a first priority security interest in substantially all the assets of the Company, including its intellectual property.

The Note is convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to (x) the sum of (i) the portion of the principal amount to be converted or redeemed, (ii) all accrued and unpaid interest with respect to such principal amount, and (iii) all accrued and unpaid late charges with respect to such principal and interest amounts, if any, divided by (y) a conversion price of $12.39 per share (“Initial Conversion Price”) (such shares issuable upon conversion of the Note, the “Conversion Shares”). In addition, upon the effectiveness of the a registration statement covering the resale of the Conversion Shares and before the 90th day after the Closing Date, the Investor has the right to convert up to $750,000 (or a higher amount mutually agreed upon by the parties) principal per month, priced at 97% of the lowest volume-weighted average price of the Common Stock (“VWAP”) in the 10 trading days prior to the conversion. Pursuant to the Securities Purchase Agreement, in certain cases, the Investor must limit the selling of Common Stock to the higher of (i) 15% of the daily trading volume or (ii) $100,000 per trading day. At no time may the Investor hold or be required to take more than 4.99% (or up to 9.99% at the election of the Investor pursuant to the Note) of the outstanding Common Stock.

The conversion price of the Note is subject to a floor price of $1.98.

In addition, if an Event of Default (as defined in the Note) has occurred under the Note, the Investor may elect to convert all or a portion of the Note into shares of Common Stock at a price equal to the lesser of (i) 80% of the VWAP of the shares of Common Stock as of the trading day immediately preceding the delivery or deemed delivery of an applicable Event of Default notice and (ii) 80% of the average VWAP of Common Stock for the five trading days with the lowest VWAP of the shares of Common Stock during the ten consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of an applicable Event of Default notice.

Upon the occurrence of an Event of Default, the Company is required to deliver written notice to the Investor within one business day (an “Event of Default Notice”). At any time after the earlier of (a) the Investor’s receipt of an Event of Default Notice, and (b) the Investor becoming aware of an Event of Default, the Investor may require the Company to redeem all or any portion of the Note at a 10% premium. Upon an Event of Default, the Note shall bear interest at a rate of 11.0% per annum.

Beginning 90 days after the Closing Date, and every month thereafter, the Company shall repay the Investor $665,642.62 towards the principal balance of the Note and any accrued and unpaid interest in cash or, provided certain conditions are satisfied, shares of Common Stock, at the Company’s option (collectively, the “Installment Amount”). The Investor will also have the right to accelerate monthly repayment obligations by receiving shares of Common Stock. For any Installment Amount paid in the form of shares of Common Stock, the applicable conversion price will be equal to the lesser of (a) the Initial Conversion Price, and (b) 95% of the lowest VWAP in the ten trading days immediately prior to such conversion.

In connection with a “Change of Control” (as defined in the Note), the Investor shall have the right to require the Company to redeem all or any portion of the Note in cash at a price equal to 110% times the sum of (i) the portion of the principal amount to be converted or redeemed, (ii) all accrued and unpaid interest with respect to such principal amount, (iii) a “make-whole” amount to ensure that, if paid, the Investor will have received the guaranteed interest pursuant to the Note and (iv) all accrued and unpaid late charges with respect to the amounts described in (i), (ii) and (iii), if any.

Registration Rights Agreement

On the Closing Date, in connection with the Company’s entry into the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”), within eight (8) business days following the date of the Registration Rights Agreement, a registration statement covering the resale of the Conversion Shares. Pursuant to the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC within the time period set forth tin the Registration Rights Agreement.

Voting Agreement

On the Closing Date, in connection with the Company’s entry into the Securities Purchase Agreement, the Company also entered into a Voting Agreement among the Company, the Investor and certain stockholders (“Major Stockholders”) of the Company (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, the Major Stockholders agree, until the termination of the Voting Agreement, not to sell, assign, transfer, pledge, encumber or otherwise dispose of any Common Stock held by such Major Stockholder and other similar restrictions against transfer and alienation, unless a proposed transferee agrees to be bound by the terms of the Voting Agreement. In addition, the Major Stockholders agree to vote, at any annual, special or adjourned meeting of the stockholders of the Company and in every consent in lieu of any such meeting, in favor of the transactions contemplated by the Securities Purchase Agreement and any matter that would reasonably be expected to facilitate such transactions.

Security Agreement and Intellectual Property Security Agreement

On the Closing Date, the Company entered into a security agreement (the “Security Agreement”) and an intellectual property security agreement (the “Intellectual Property Security Agreement”), pursuant to which the Company granted to the Investor a security interest in all of the assets of the Company, including its intellectual property.

Repayment of Outstanding Loans

On the Closing Date, the Company fully repaid all outstanding principal and accrued interest under those certain Business Loan and Security Agreements (the “Loan and Security Agreements”) with Itria Ventures LLC (“Itria”), including: (i) Business Loan and Security Agreement (Tranche 1), dated January 31, 2023, for $4,000,000, (ii) Business Loan and Security Agreement (Tranche 3), dated April 12, 2023 for $680,000, (iii) Business Loan and Security Agreement (Tranche 4), dated May 17, 2024, for $1,000,000 and (iv) Business Loan and Security Agreement (Tranches 5and 6), dated May 17, 2024, for an aggregate principal amount of $1,000,000, (v) Business Loan and Security Agreement (Tranche 7), dated June 4, 2024, for $1,500,000, and (vi) Business Loan and Security Agreement (Tranches 8 and 9), dated February 26, 2025, for an aggregate principal amount of $2,000,000. The repayments were made using proceeds from the Convertible Note Financing.

As a result of these repayments, all sums owed by Company to Itria under the Loan and Security Agreements have been satisfied in full and all commitments to extend credit lines under the Loan and Security Agreements are terminated.

Amendment of Existing Loan Agreements and Entering into the Intercreditor Agreement

On the Closing Date, in connection with the Convertible Note Financing, the Company entered into Amendment No. 4 (the “Fiza 1 Amendment”) to that certain Loan and Security Agreement with Fiza Investments Limited (“Fiza”) dated November 3, 2022 (the “Fiza 1 Agreement”). Pursuant to the Fiza 1 Amendment, the maturity date of the Fiza 1 Agreement is extended to December 31, 2027. The Fiza 1 Amendment also amends the repayment schedule such that, beginning on the latter to occur of December 31, 2027 or the date in which there is no debt outstanding under the Note (the “Convertible Note Repayment Date”), the Company will repay all remaining principal and interest under the Fiza 1 Agreement over twelve equal monthly installments.

On the Closing Date, also in connection with the Convertible Note Financing, the Company entered into Amendment No. 3 (the “Fiza 2 and 3 Amendment”) to a Loan and Security Agreement dated July 11, 2024 with Fiza (the “Fiza 2 and 3 Agreement”). Pursuant to the Fiza 2 and 3 Amendment, the interest rate under the Fiza 2 and 3 Agreement is lowered from 25% to 20%. In addition, until the Convertible Note Repayment Date, the Company shall make monthly payments of interest only. The remaining principal and interest shall be amortized and repaid over 12 months beginning on the latter to occur of December 31, 2027 or the Convertible Note Repayment Date, the Company will repay all remaining principal and interest under the Fiza 1 Agreement over twelve monthly installments.

On the Closing Date, the Company, the Investor and Fiza entered into an intercreditor agreement (the “Intercreditor Agreement), pursuant to which, among other things, Fiza subordinated its security interest in the assets of the Company to the security interest of the Investor under the Security Agreement in the same assets and agreed to certain covenants limiting its ability to receive cash payments from the Company, including pursuant to the Fiza 1 Agreement and Fiza 2 and 3 Agreement.

The foregoing summaries of the terms of the various documents do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents or forms of documents, which are attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Note and the potential issuance of shares of Common Stock upon conversion thereof is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

4.1	Form of Senior Secured Convertible Note, dated April 11, 2025 in the amount of $13,978,495.

10.1	Form of Securities Purchase Agreement, dated April 10, 2025.

10.2	Form of Registration Rights Agreement, dated April 11, 2025.

10.3	Form of Voting Agreement, dated April 11, 2025.

10.4	Form of Security Agreement, dated April 11, 2025.

10.5	Form of Intellectual Property Security Agreement, dated April 11, 2025.

10.6	Form of Intercreditor Agreement, dated April 11, 2025.

10.7	Amendment No. 4 to Loan and Security Agreement dated November 7, 2024, dated April 11, 2025, by and between the Company and Fiza Investments Limited

10.8	Amendment No. 3 to Loan and Security Agreement dated July 11, 2024, dated April 11, 2025, by and between the Company and Fiza Investments Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2025	zSpace, Inc.

	By:	/s/ Erick DeOliveira
Erick DeOliveira
Chief Financial Officer